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                            SCHEDULE 14A INFORMATION

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                              UTILICORP UNITED INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This material is being filed pursuant to Rule 14a-6 and is the text of radio ads that will be run beginning May 14, 1996.



VOX - ANNOUNCER


A message to UtiliCorp Shareholders.


VOX - DICK STRONG

Hi, I'm Dick Strong, the President of the Raytown Chamber of Commerce. Like many other leaders of local community groups, I'm supporting the merger of UtiliCorp with Kansas City Power and Light.

These are two strong local companies with homegrown and stable management, committed to Kansas City. They employ thousands of local workers at good wages. They've been important parts of our efforts to attract new business and jobs to our area. They are solid corporate citizens who give something back to the community.

This new partnership of UtiliCorp and Kansas City Power and Light makes sense. It means lower utility rates, greater employment opportunities, and local control over energy services.

The merger is good business for the companies and it's good for local business. It will keep jobs, company headquarters, and local control right here in Kansas City.


VOX - ANNOUNCER


Two strong local companies - a partnership of equals working together. UtiliCorp and Kansas City Power and Light - better together.

VOX - ANNOUNCER


A message to UtiliCorp Shareholders.


VOX - LINDA HAYES


This is Linda Hayes. I've worked for UtiliCorp for seven years. With the thousands of other employees at UtiliCorp and Kansas City Power and Light, I'm supporting the merger of our two local companies.
It's about more opportunities, stable management, and local control over our energy services.

And I say that not only as a employee, but as an owner. In fact over 85 percent of UtiliCorp employees own stock in our company. We know this merger is good for us not only as employees and as owners, but as electric and gas customers and members of the Kansas City community like you.

UtiliCorp and Kansas City Power and Light have compatible management, proven track records, and a shared commitment to Kansas City. It is a new partnership that makes sense. The merger means lower rates for customers; more opportunities for employees; a strong community presence headquartered locally; and greater value for shareholders.


VOX - ANNOUNCER


Two strong local companies - a partnership of equals working together. UtiliCorp and Kansas City Power and Light - Better together.

VOX ANNOUNCER


Investments in local electric and gas companies are an important part of many local folks' retirement planning. Retirees put their money into these companies because they are stable, well managed, and have paid consistent dividends. Companies like UtiliCorp, the parent company of Missouri Public Service.

And through the years, UtiliCorp has delivered. A ten year average annual dividend increase of 9.5 percent. And a five year total return to shareholders much higher than the utility industry average.

It's not just UtiliCorp's consistently strong returns for shareholders -- it is also the fact that UtiliCorp's management is homegrown and its always been a strong community supporter.

Now, UtiliCorp is planning a merger with its neighbor, Kansas City Power and Light. With compatible management, proven track records, a shared commitment to Kansas City, it is a new partnership that makes sense. The merger means lower rates for customers; more opportunities for employees; a strong community presence headquartered locally; and greater value for shareholders.